UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

Lake Shore Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

United States	000-51821	20-4729288
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street
Dunkirk, New York		14048
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 716 366-4070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 26, 2024, Lake Shore Bancorp, Inc. (the “Company”), the holding company for Lake Shore Savings Bank, announced that Lake Shore, MHC (the “MHC”), the mutual holding company that owns 64.0% of the Company’s outstanding common stock, will hold a special meeting on April 2, 2024. The purpose of the special meeting is for its members to vote on a proposal to authorize the MHC to waive its right to receive dividends aggregating up to $0.72 per share that may be declared by the Company in the 12 months following the approval of the proposal by members.

There can be no assurance that the members will approve the dividend waiver or that the Federal Reserve Bank of Philadelphia (the “Federal Reserve”) will not object to the waiver even if it is approved by members at the special meeting.

On February 15, 2023, the Company announced the suspension of the payment of quarterly dividends. Subject to the prior written approval of the Federal Reserve, the Company intends to resume the payment of quarterly cash dividends following the special meeting of members. However, there is no guarantee as to if and when the Federal Reserve will grant the Company its approval to begin the resumption of quarterly cash dividend payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lake Shore Bancorp, Inc.

Date:	February 26, 2024	By:	/s/ Taylor M. Gilden
Name: Taylor M. Gilden Title: Chief Financial Officer and Treasurer